UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 13, 2010 (August 10, 2010)

Endo Pharmaceuticals Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15989	13-4022871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Endo Boulevard, Chadds Ford, PA	19317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 558-9800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 10, 2010, the Registrant’s wholly owned subsidiary Endo Pharmaceuticals Inc. (“Endo”) and Ventiv Commercial Services, LLC (“Ventiv”) (collectively, the “Parties”) entered into an agreement (the “Extension Agreement”) to extend the terms of the amended Sales Representative Services Agreement between the Parties dated as of April 1, 2008 (the “Services Agreement”). In the Extension Agreement, Endo and Ventiv agreed that the Term (as defined therein) of the Services Agreement shall not expire, and the Services Agreement shall remain in full force and effect, until the first to occur of the following: (i) Endo and Ventiv entering into the new services agreement and (ii) September 30, 2010.

The foregoing description of the Extension Agreement does not purport to be complete and is qualified in its entirety to the full text of the Extension Agreement, which will be filed with the exhibits to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO PHARMACEUTICALS HOLDINGS INC.
(Registrant)

By:	/S/ CAROLINE B. MANOGUE
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer & Secretary

Dated: August 13, 2010